3: E

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 26, 2004

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware    19898
(Address of principal executive offices)

Registrant's telephone number, including area code:    (302) 774-1000

Item 2.02.     Results of Operations and Financial Condition

                  On October 26, 2004, the Registrant announced its consolidated financial results for the quarter ended September 30, 2004. A copy of the Registrant's earnings news release is furnished on Form 8-K. The information contained in Item 12 of this report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

October 26, 2004

October 26, 2004	Contact:	Clif Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT REPORTS THIRD QUARTER 2004 EARNINGS

Summary

  Reported net income was $331 million or $.33 per share compared with a loss of $873 million or ($.88) per share in the third quarter 2003.
  Earnings per share were $.25 before special items, 92 percent higher than the $.13 per share earned last year.
  Segment pretax operating income (PTOI) before special items was $603 million, up 67 percent compared to the third quarter 2003.
  Segment sales were $6.4 billion, up 10 percent excluding the impact of portfolio changes, reflecting 4 percent higher U.S. dollar selling prices and 6 percent volume gains.

Earnings Comparisons
($ per share diluted)

			9 Months	9 Months
	3Q 2004	3Q 2003	YTD 2004	YTD 2003

Reported Net Income	$ .33	$ (.88)	$1.49	$ .33
Cumulative Effect of a Change
in Accounting Principle	-	-	-	(.03)
Special Items*	.08	(1.01)	(.52)	(1.01)
Earnings Before Special Items	.25	.13	2.01	1.37

*	See Schedules A and B.

            "For the third consecutive quarter, DuPont has achieved strong growth in revenue, earnings and cash despite the sharp rise in energy and raw material costs," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "The employees of DuPont delivered solid results, and I am very pleased with the progress we are making."

Global Consolidated Net Sales and Net Income
            Consolidated net sales were $5.7 billion compared to $6.1 billion in third quarter 2003. Net sales increased from 2 percent higher local selling prices, 6 percent higher volume, and 2 percent currency benefit. Portfolio changes, principally the INVISTA divestiture, net of the consolidation of DuPont Dow Elastomers and the benefit of small acquisitions, reduced net sales by 17 percent. As a result, net sales were down 7 percent.
            Third quarter net income was $331 million, or $.33 per share, compared to a loss of $873 million, or ($.88) per share, in the third quarter of 2003. Operating income improvement was principally due to higher sales volumes and selling prices, partly offset by higher raw material costs.
            Special items totaled a net after-tax benefit of $78 million, or $.08 per share in the third quarter 2004 versus a net after-tax charge of $1,008 million, or ($1.01) per share, last year, as summarized in Schedule B and further detailed in the notes to the financial statements.
            Net income before special items was $253 million compared to $135 million in the third quarter 2003.
Business Segment Performance
            Pretax operating income (PTOI) before special items was $603 million, up 67 percent compared to third quarter 2003. Segment sales, which include transfers and a pro rata share of equity affiliates, were $6.4 billion, up 10 percent excluding portfolio changes. Segment sales increased from 4 percent higher U.S. dollar selling prices and 6 percent higher volume. Portfolio changes reduced sales by 18 percent, leaving third quarter segment sales 8 percent below last year. The table below shows third quarter sales by region and variance analysis versus the prior year.
	Segment Sales		% Change Due To:
	3Q'04	% Change	Local	Currency		Portfolio
	$B	vs. 2003	Price	Effect	Volume	Changes*

Worldwide	6.4	(8)	2	2	6	(18)
U.S.	2.5	(18)	3	0	0	(21)
Europe	1.8	(2)	2	6	4	(14)
Asia Pacific	1.3	1	2	2	21	(24)
Canada & Latin America	0.8	4	2	1	8	(7)
*

Includes a reduction in Textiles & Interiors segment sales due to the INVISTA divestiture (April 30), the additional sales resulting from fully consolidating DuPont Dow Elastomers (DDE), and additional sales from acquisitions.

  Local currency selling prices continue to show improvement versus prior year, up 2 percent, reflecting the third consecutive quarter of pricing momentum.
  Worldwide volume increased 6 percent led by the Asia Pacific region, up 21 percent, and Canada & Latin America, up 8 percent.

            The table below presents year-over-year sales analysis for the five core segments of DuPont. This provides insight into the performance of DuPont, excluding INVISTA, which was divested in the second quarter.
	Three Months Ended		Percentage Change Due to
Segment Sales	September 30		U.S.$		Portfolio
(Dollars in millions)	$	% Chg.	Price	Volume	Changes

Agriculture & Nutrition	$ 969	21%	7	11	3
Coatings & Color Technologies	1,476	7	6	1	-
Electronic & Communication Technologies	815	12	5	7	-
Performance Materials	1,672	29	4	13	12
Safety & Protection	1,185	19	9	8	2

Total Core Segments	6,117	17%	6	7	4

Textiles & Interiors	286	(84)
Other	12

Total	$6,415	(8)%	4	6	(18)
  Sales in the five core segments increased 17 percent -- reflecting 7 percent volume growth, 6 percent higher U.S. dollar prices, and 4 percent increase from portfolio changes, principally from the consolidation of DuPont Dow Elastomers.
  Four of the five core segments had double-digit revenue increases, driven by strong volume growth and improved pricing.

          Detailed information on segment performance is provided in Schedules C, D, and E which show sales variance analyses, segment PTOI as reported, and segment PTOI excluding the impact of special items. The company encourages investors to review these schedules. Additional segment information is available in the earnings data section of the DuPont Investor Center on dupont.com.
Outlook
          The company has noted that leading global economic indicators, especially those in industrial production, are showing signs of slowing growth rates in response to the sharp increase in energy-related costs during the third quarter. DuPont anticipates that these conditions will continue for the remainder of the year. Despite this likely scenario and the impact it may have on raw material costs and customer demand, the company is reaffirming its previous full-year earnings outlook of $2.25 - $2.35 per share, excluding the impact of special items listed in Schedule B.

          "Our company is committed to executing our strategies. We are putting our science to work, going where growth is, and leveraging our ability to deliver superior shareholder value to our owners," Holliday said.
Use of Non-GAAP Measures
          Management believes that earnings before special items, a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Special items represent significant charges or credits that are important to an understanding of the company's ongoing operations. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of non-GAAP measures to GAAP is provided in Schedule G.
          DuPont is a science company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for the people everywhere. Operating in more than 70 countries, DuPont offers a wide range of innovative products and services for markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and protective apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

# # #

10/26/04

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE A
	Three Months Ended		Nine Months Ended
CONSOLIDATED INCOME STATEMENT	September 30,		September 30,
(Dollars in millions, except per share)	2004	2003	2004	2003

NET SALES	$5,740	$ 6,142	$21,340	$20,519
Other Income(a)	287	219	624	543

Total	6,027	6,361	21,964	21,062

Cost of Goods Sold and Other Operating Charges(b)	4,567	4,995	15,779	15,549
Selling, General and Administrative Expenses	681	726	2,329	2,277
Amortization of Intangible Assets	58	61	168	178
Research and Development Expense	308	340	978	1,012
Interest Expense	86	90	252	258
Employee Separation Costs and Asset Impairment Charges(c)	-	-	433	-
Separation Charges - Textiles & Interiors(d)	102	1,314	630	1,314
Goodwill Impairment - Textiles & Interiors(e)	-	291	-	291
Gain on Sale of Interest by Subsidiary - Non-operating(f)	-	-	-	(62)

Total	5,802	7,817	20,569	20,817

INCOME (LOSS) BEFORE INCOME TAXES AND
MINORITY INTERESTS	225	(1,456)	1,395	245
Benefit from Income Taxes(g)	(117)	(586)	(114)	(187)
Minority Interests in Earnings of Consolidated Subsidiaries(h)	11	3	7	66

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
CHANGE IN ACCOUNTING PRINCIPLE	331	(873)	1,502	366
Cumulative Effect of a Change in Accounting Principle,
Net of Income Taxes(i)	-	-	-	(29)

NET INCOME (LOSS)	$ 331	$ (873)	$ 1,502	$ 337

BASIC EARNINGS (LOSS) PER SHARE OF COMMON
STOCK(j)(k)
Income (Loss) before Cumulative Effect of a Change in
Accounting Principle	$ .33	$ (.88)	$ 1.50	$ .36
Cumulative Effect of a Change in Accounting Principle	-	-	-	(.03)

Net Income (Loss)	$ .33	$ (.88)	$ 1.50	$ .33

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON
STOCK(j)(k)
Income (Loss) before Cumulative Effect of a Change in
Accounting Principle	$ .33	$ (.88)	$ 1.49	$ .36
Cumulative Effect of a Change in Accounting Principle	-	-	-	(.03)

Net Income (Loss)	$ .33	$ (.88)	$ 1.49	$ .33

DIVIDENDS PER SHARE OF COMMON STOCK	$ .35	$ .35	$ 1.05	$ 1.05

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT
(a)

Year-to-date 2004 includes a charge of $150 in the Performance Materials segment to provide for the company's share of anticipated losses associated with DuPont Dow Elastomers LLC antitrust litigation matters.

Third quarter 2003 includes a $23 benefit resulting from a favorable arbitration ruling in the Pharmaceuticals segment. Year-to-date 2003 also includes an exchange gain of $30 resulting from a currency contract purchased to offset movement in the Canadian dollar in connection with the company's acquisition of minority shareholders' interest in DuPont Canada, and a benefit of $16 in the Textiles & Interiors segment from the favorable settlement of arbitration related to the Unifi Alliance.

(b)

Third quarter 2004 includes a charge of $63 in the Electronic & Communication Technologies segment associated with the proposed settlement of the PFOA class action litigation in West Virginia. Year-to-date 2004 also includes a charge of $45 to establish the PFOA class action litigation reserve, as well as a charge of $36 in the Coatings & Color Technologies segment to provide for the settlement of litigation in Refinish.

Third quarter 2003 includes a $25 benefit in the Other segment from insurance proceeds related to the settled 1995 Benlate® class action suit. Year-to-date 2003 includes a charge of $78 related to this case, partly offset by the $25 in insurance proceeds.

(c)

Year-to-date 2004 includes charges of $312 to sever approximately 2,700 employees in the following segments: Agriculture & Nutrition - $36; Coatings & Color Technologies - $64; Electronic & Communication Technologies - $42; Performance Materials - $45; Safety & Protection - $29; and Other - $96. Year-to-date 2004 also includes charges of $42 related to the impairment of certain European manufacturing assets in the Safety & Protection segment; $23 related to the shutdown of manufacturing assets at a U.S. facility in the Performance Materials segment; $29 to write off abandoned technology in the Other segment; and $27 to reflect a decline in the value of an investment security in the Electronic & Communication Technologies segment.

(d)

Third quarter 2004 includes charges of $61 related to the separation of INVISTA and $41 related to the write-down of an equity affiliate to fair market value. Year-to-date 2004 includes an additional charge of $528, consisting of $183 due primarily to an increase in the book value of net assets sold and additional separation costs, and $345 related to an agreed upon reduction in sales price, and other changes in estimates associated with the sale.

Third quarter 2003 reflects INVISTA-related impairment charges of $1,236 to write down to estimated fair market value various manufacturing and other intangible assets held for sale, as well as investments in certain joint ventures, and $78 to record pension curtailment losses associated with the anticipated separation.

(e)	Third quarter 2003 reflects a charge of $291 to write off goodwill associated with INVISTA.

(f)	Year-to-date 2003 includes a $62 non-operating gain in the Agriculture & Nutrition segment associated with the formation of a majority-owned venture, The Solae Company, with Bunge Limited.

(g)

Third quarter 2004 includes tax benefits of $165 primarily related to agreement on certain prior year audit issues previously reserved. Year-to-date 2004 also reflects a $137 benefit associated with recording an increase in deferred tax assets in two European subsidiaries for their tax basis investment losses recognized on local tax returns, and additional INVISTA-related tax benefits of $322.

Third quarter 2003 includes tax benefits of $566 related to the anticipated separation of INVISTA.

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT - (CONT'D)
(h)	Year-to-date 2004 reflects a minority interest adjustment related to accounting for the company's consolidation of DuPont Dow Elastomers LLC as a variable interest entity.

Year-to-date 2003 includes a charge of $17 for the early extinguishment of the company's Minority Interest Structures in preparation for the planned separation of INVISTA.

(i)	The company's adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations," resulted in a cumulative effect adjustment to income of $29 effective January 1, 2003.

(j)	Earnings per share are calculated on the basis of the following average number of common shares outstanding:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	Basic	Diluted	Basic	Diluted

2004	997,128,284	1,001,238,379	998,970,044	1,003,464,374
2003	997,028,781	997,028,781	996,470,591	999,745,743

(k)	Year-to-date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE B

SPECIAL ITEMS(1)
(Dollars in millions, except per share)
	Pretax		After-Tax		($ Per Share)
	2004	2003	2004	2003	2004	2003

1st Quarter - Total	$ (531)	$ (78)	$(296)	$ (51)	$(.30)	$ (.05)

2nd Quarter - Total	$ (661)	$ 108	$(302)	$ 52	$(.30)	$ .05

3rd Quarter:
Textiles & Interiors-Related Items:
Separation Charges	$ (61)	$(1,605)	$ (62)	$(1,039)	$(.06)	$(1.04)
Deferred Tax Benefits	-		13		.01
Equity Affiliate Impairment	(41)		(32)		(.03)
Total	(102)		(81)		(.08)

PFOA Litigation Reserve	(63)		(41)		(.04)

Insurance Proceeds - Benlate®		25		16		.02

Pharma Arbitration Ruling		23		15		.01

Corporate Tax-Related Items	35(2)		200		.20

3rd Quarter - Total	$ (130)	$(1,557)	$ 78	$(1,008)	$ .08	$(1.01)

3rd Quarter YTD	$(1,322)	$(1,527)	$(520)	$(1,007)	$(.52)	$(1.01)

(1)	See Notes to Consolidated Income Statement for additional details.
(2)	Reported as Other Income on the Consolidated Income Statement.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE C
	Three Months Ended		Nine Months Ended
CONSOLIDATED SEGMENT INFORMATION(1)	September 30,		September 30,
(Dollars in millions)	2004	2003	2004	2003

SEGMENT SALES(2)
Agriculture & Nutrition	$ 969	$ 803	$ 5,248	$ 4,479
Coatings & Color Technologies	1,476	1,378	4,453	4,066
Electronic & Communication Technologies	815	728	2,476	2,142
Performance Materials	1,672	1,299	4,894	3,989
Safety & Protection	1,185	999	3,441	3,047
Textiles & Interiors	286	1,744	2,995	5,240
Other	12	4	37	9

Total Segment Sales	6,415	6,955	23,544	$22,972

Elimination of Transfers	(75)	(233)	(483)	(706)
Elimination of Equity Affiliate Sales	(600)	(580)	(1,721)	(1,747)

CONSOLIDATED NET SALES	$5,740	$ 6,142	$21,340	$20,519

PRE-TAX OPERATING INCOME
(LOSS) (PTOI)(3)
Agriculture & Nutrition(c)(f)	$ (184)	$ (214)	$ 892	$ 805
Coatings & Color Technologies(b)(c)	179	178	482	533
Electronic & Communication Technologies(b)(c)	34	36	99	117
Performance Materials(a)(c)	160	79	269	332
Pharmaceuticals(a)	173	160	495	401
Safety & Protection(c)	217	180	612	606
Textiles & Interiors(a)(d)(e)	(116)	(1,628)	(479)	(1,598)
Other(b)(c)	(25)	13	(231)	(154)

Total Segment PTOI	438	(1,196)	2,139	1,042

Exchange Gains and Losses(a)	(22)	(11)	(111)	(103)
Corporate Expenses & Interest	(191)	(249)	(633)	(694)

INCOME (LOSS) BEFORE INCOME TAXES
AND MINORITY INTERESTS	$ 225	$(1,456)	$ 1,395	$ 245

(1)	Certain reclassifications of segment data have been made to reflect changes in organizational structure.
(2)	Includes transfers and pro rata share of equity affiliate sales.
(3)	See respective Notes to Consolidated Income Statement for segment specific details.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE D

SEGMENT SALES(1)

3rd QUARTER 2004 VS. 3rd QUARTER 2003
(Dollars in millions)
	Three Months Ended		Percentage Change Due to
	September 30		U.S.$
	$	% Chg.	Price	Volume	Other(2)

Agriculture & Nutrition	$ 969	21%	7%	11%	3%
Coatings & Color Technologies	1,476	7	6	1	-
Electronic & Communication Technologies	815	12	5	7	-
Performance Materials	1,672	29	4	13	12
Safety & Protection	1,185	19	9	8	2

Total Core Segments	6,117	17%	6%	7%	4%

Textiles & Interiors(3)	286	(84)
Other	12

Total Segments	$6,415	(8)%	4%	6%	(18)%
(1)	Includes transfers and pro rata share of equity affiliate sales.
(2)	Includes changes in sales related to the INVISTA divestiture, the impact of fully consolidating DDE beginning in the second quarter 2004, and additional sales from acquisitions.
(3)	Reduction in sales reflects the divestiture of INVISTA on April 30. Sales in the third quarter 2003 were $1,744.

SCHEDULE E

SEGMENT INFORMATION EXCLUDING IMPACT OF SPECIAL ITEMS
(Dollars in millions)
	Three Months Ended			Nine Months Ended
	September 30			September 30
	2004	2003	% Chg.	2004	2003	% Chg.

PRETAX OPERATING INCOME (LOSS)
Agriculture & Nutrition	$(184)	$ (214)	N/M	$ 928	$ 743	25%
Coatings & Color Technologies	179	178	1%	582	533	9
Electronic & Communication
Technologies	97	36	169	276	117	136
Performance Materials	160	79	103	487	332	47
Pharmaceuticals	173	137	26	495	378	31
Safety & Protection	217	180	21	683	606	13
Textiles & Interiors	(14)	(23)	N/M	151	(9)	N/M
Other	(25)	(12)	N/M	(106)	(101)	N/M

Total Segment PTOI	603	361	67	3,496	2,599	35

Exchange Gains and Losses	(22)	(11)		(111)	(133)
Corporate Expenses & Interest	(226)	(249)		(668)	(694)

INCOME BEFORE SPECIAL ITEMS,
INCOME TAXES AND MINORITY
INTERESTS	355	101	251	2,717	1,772	53

Special Items	(130)	(1,557)		(1,322)	(1,527)

INCOME (LOSS) BEFORE INCOME
TAXES AND MINORITY
INTERESTS	$ 225	$(1,456)	N/M	$ 1,395	$ 245	469%

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE F

FINANCIAL SUMMARY
(Dollars in millions, except per share)

	3rd Quarter 2004	YTD 2004
	Versus	Versus
	3rd Quarter 2003	YTD 2003

Variance Analysis: Income
Before Cumulative Effect of a
Change in Accounting Principle

Local Prices	$ 115	$ 190
Volume	90	335
Variable Costs	(95)	(290)
Fixed Costs	(15)	95
Currency	25	165
Tax Rate	(50)	40
Portfolio Changes and Other
(principally Pharmaceuticals)	48	114

Total Before Special Items	118	649

Special Items	1,086	487

Total	$1,204	$1,136

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2004	2003	% Chg.	2004	2003	% Chg.
Selected Income Statement Data -
Excluding Impact of Special Items
And Cumulative Effect of a
Change In Accounting Principle

Consolidated Net Sales	$5,740	$6,142	(7)%	$21,340	$20,519	4%
Segment Sales	6,415	6,955	(8)	23,544	22,972	2
Segment PTOI*	603	361	67	3,496	2,599	35
EBIT*	411	177	132	2,915	1,963	48
EBITDA*	749	589	27	3,889	3,133	24
Income Before Income Taxes and
Minority Interests	355	101	251	2,717	1,772	53
EPS - Diluted	0.25	0.13	92	2.01	1.37	47
*	See Reconciliation of Non-GAAP Measures (Schedule G).

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE G

RECONCILIATION OF NON-GAAP MEASURES
(Dollars in millions)

Reconciliation of Segment PTOI
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Segment PTOI Excluding Special Items	$ 603	$ 361	$ 3,496	$ 2,599
Special Items included in Segment PTOI	(165)	(1,557)	(1,357)	(1,557)

Segment PTOI	$ 438	$(1,196)	$ 2,139	$ 1,042

Reconciliation of EBIT / EBITDA to Consolidated Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Income (Loss) Before Income Taxes and
Minority Interests	$225	$(1,456)	$1,395	$ 245

Less: Minority Interest in Earnings
of Consolidated Subsidiaries(1)	(15)	(7)	(12)	(40)
Add: Net Interest Expense(2)	71	83	210	231
Special Items	130	1,557	1,322	1,527

EBIT	411	177	2,915	1,963

Add: Depreciation and Amortization(3)	338	412	974	1,170

EBITDA	749	589	3,889	3,133

(1)	Excludes income taxes and corporate minority interests.
(2)	Includes interest expense plus amortization of capitalized interest less interest income.
(3)	Excludes amortization of capitalized interest.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SCHEDULE G - (Cont'd)

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Income (Loss) Before Income Taxes and
Minority Interests	$ 225	$(1,456)	$1,395	$ 245

Remove: Special Items - Charge	130	1,557	1,322	1,557

Net Exchange Losses	22	11	111	103(1)

Income Before Income Taxes,
Special Items, Exchange Losses
and Minority Interests	$ 377	$ 112	$2,828	$1,905

Benefit from Income Taxes	$(117)	$ (586)	$ (114)	$ (187)

Remove: Tax on Special Items	208	549	802	549

Tax on Exchange Losses	27	12	45	106

Provision for (benefit from) Income Taxes,
Excluding Taxes on Special Items and
Exchange Losses	$ 118	$ (25)	$ 733	$ 468

Effective Income Tax Rate	(52.2)%	40.2%	(8.2)%	(76.3)%

Base Income Tax Rate	31.2%	(22.4)%	25.9%	24.6%

(1)	Includes Special Item attributable to exchange gain of $30.